Exhibit (a)(4)

             BAILARD, BIEHL & KAISER INTERNATIONAL FUND GROUP, INC.

                              ARTICLES OF AMENDMENT
                                  CHANGING NAME

     Bailard, Biehl & Kaiser International Fund Group, Inc., a Maryland corporation (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Article SECOND of the Charter of the Corporation is hereby deleted in its entirety and the following is substituted in lieu thereof:

     "SECOND: The name of the corporation (which is hereinafter referred to as the "Corporation") is:

              BAILARD, BIEHL & KAISER OPPORTUNITY FUND GROUP, INC."

     SECOND: The foregoing amendment does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the capital stock of the Corporation and does not increase the authorized stock of the Corporation.

     THIRD: The foregoing amendment is limited to changes expressly permitted by
Section 2-605 of the Maryland General Corporation Law and has been approved by a majority of the entire Board of Directors of the Corporation without action by the stockholders in accordance with Section 2-605(a)(1) of the Maryland General Corporation Law.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by the Chairman of its Board of Directors and attested by its Secretary on May 8, 2001.

                                        BAILARD, BIEHL & KAISER
Attest:                                 INTERNATIONAL FUND GROUP, INC.


                                        By:
-----------------------------------         ------------------------------------
Janis M. Horne, Secretary                   Peter M. Hill, Chairman of the
                                            Board of Directors

     THE UNDERSIGNED, Chairman of the Board of Directors of Bailard, Biehl & Kaiser International Fund Group, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                        ----------------------------------------
                                        Peter M. Hill, Chairman of the
                                        Board of Directors

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